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                                                                       EXHIBIT 5

             [Letterhead of Reboul, MacMurray, Hewitt, Maynard & Kristol]

                                        , 1997




Teletrac Holdings, Inc.
2323 Grand Street, Suite 1100
Kansas City, Missouri 64108

                               Teletrac Holdings, Inc.
                          Registration Statement on Form S-1
                             (Registration No. 333-35017)
                          ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Teletrac Holdings, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the offer by the Company of (i) 105,000 warrants (the "Warrants") to purchase 56,437 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), subject to adjustment, and (ii) the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Certificate of Incorporation, as amended, the By-laws of the Company, and the Warrant Agreement, dated August 6, 1997 (the "Warrant Agreement"), between the Company and Norwest Bank Minnesota, National Association, as Warrant Agent (the "Warrant Agent").

         Based upon the foregoing, we are of opinion that:

         1. The Company has been duly organized and is validly existing under the laws of the State of Delaware.

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         2.   The Warrants have been validly issued, fully paid and
non-assessable and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and the terms of the Warrant Agreement.

         3. The Warrant Shares have been duly authorized for issuance by the Company and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,


                             /s/ Reboul, MacMurray, Hewitt,
                                  Maynard & Kristol